UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on April 2, 2025, Skillz Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) indicating that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual, as a result of the Company not timely filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”). The NYSE informed the Company that, under the NYSE’s rules, the Company would have six months to file the 2024 Form 10-K with the SEC and that the NYSE would continue to list the Company’s shares on the NYSE, provided that the Company regains compliance with Section 802.01E within the initial six-month cure period.

The Company presented a compliance plan to the NYSE in September 2025 to request an additional extension period for the continued listing of its Class A common stock on the NYSE (the “Additional Cure Period”) in order for the Company to complete and file its 2024 Form 10-K, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, and any subsequent delinquent SEC quarterly filings (collectively, the “Delayed Filings”), and regain compliance with the NYSE’s continued listing requirements.

On September 25, 2025, the NYSE granted the Company’s request for an Additional Cure Period and agreed to provide the Company with an extension to continue its listing on the NYSE through December 17, 2025, subject to NYSE’s ongoing reassessment and provided the Company becomes current with its SEC filings by such date. The Company continues to work diligently to complete and file the Delayed Filings as soon as reasonably practicable, which the Company expects to be in advance of the timing requirements set forth by the NYSE.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast.” “anticipate.” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of the Company to: sustain profitability if the Company’s revenue continues to decline; effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers who develop and update the games hosted on the Company’s platform; drive brand awareness with end users; issues in the development and use of artificial intelligence and machine learning; invest in growth and development of employees; comply with laws, regulations and expectations applicable to its business, including with respect to cybersecurity and corporate governance matters; mitigate the commercial, reputational and regulatory risks to our business; remediate during fiscal year 2025 certain non-fully remediated material weaknesses in our internal controls over financial reporting and become current with its SEC filings. Additional factors that may cause such differences include other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this Current Report on Form 8-K arc based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Gaetano Franceschi
	Name:	Gaetano Franceschi
	Title:	Chief Financial Officer
Date: October 1, 2025